Exhibit 99.1

VIMEO REPORTS Q1 2022 FINANCIAL RESULTS

Q1 2022 Revenue increases 21% to $108 million

NEW YORK— May 4, 2022—Vimeo, Inc. (NASDAQ: VMEO) (“Vimeo”) released its results for the first quarter ended March 31, 2022 today.

“We are continuing to see a global transformation with businesses adopting video as a mission-critical tool to grow revenue and increase productivity” said Mark Kornfilt, President, Chief Product Officer and Interim Chief Executive Officer of Vimeo. “While we’re still working through the impact of post-pandemic normalization, we're coming out of this period as a stronger, better company, growing 35% annually over the last 3 years. We have a more profitable and healthy base of recurring revenue, a unique competitive position and an enormous market ahead of us.”

VIMEO, INC. SUMMARY RESULTS

($ in millions except per share amounts)

	Q1 2022	Q1 2021
Revenue	$108.4	$89.4
Gross profit	81.6	64.5
Gross profit margin	75%	72%
Operating income (loss)	(26.3)	(5.6)
Net income (loss)	(26.6)	3.3
Diluted EPS	(0.16)	0.02
Adjusted EBITDA	(10.4)	1.3

See reconciliations of GAAP to non-GAAP measures beginning on page 9.

Q1 2022 HIGHLIGHTS

•Revenue increased 21% year-over-year driven by a 6% increase in subscribers and 12% growth in ARPU. Sales-Assisted Revenue grew over 50% year-over-year in the first quarter.

•Gross Profit: GAAP gross profit was $81.6 million, compared to GAAP gross profit of $64.5 million in the first quarter of 2021. Gross profit grew 27% year-over-year in the first quarter.

•Operating Loss: GAAP operating loss was $26.3 million, compared to GAAP operating loss of $5.6 million in the first quarter of 2021.

•Adjusted EBITDA: Adjusted EBITDA loss was $10.4 million, compared to Adjusted EBITDA of $1.3 million in the first quarter of 2021, due to investments in product and go to market, partially offset by higher revenue and improved gross profit margin.

•Cash Flow / Liquidity: Net cash used in operating activities was $26.8 million, compared to less than $0.1 million in the first quarter of 2021. Free cash flow was negative $27.3 million, compared to negative $0.2 million in the first quarter of 2021. We ended the quarter with $291.1 million in cash and cash equivalents.

RECENT BUSINESS HIGHLIGHTS

•Vimeo now has approximately 1.7 million paying subscribers, with more than 8,000 paying Sales-Assisted Customers.

•Added and expanded Sales-Assisted Customers across diverse industries, including David Yurman, Ryanair, Cox Automotive, Mizuno, Sony Network Communications, NTT Data Corporation, and Médecins Sans Frontières.

•Introduced key navigation, security, search and speed improvements to improve the Vimeo user experience. Launched SEO enhancements to automatically improve video discoverability in search. Improved our Vimeo Events live streaming solution with simple tools that help users increase the production quality of their live streams.

•Hosted “Outside the Frame”, Vimeo's first large-scale virtual experience for business marketers, with thousands joining us live on Vimeo's own events platform.

FINANCIAL OUTLOOK

For the second quarter of 2022, Vimeo expects:

•Revenue growth of 12% to 14% year-over-year.

•GAAP Operating loss margin of roughly negative 28% at the midpoint of the guided ranges.

•Adjusted EBITDA loss between $11.0 million and $13.0 million, representing Adjusted EBITDA margin of roughly negative 11% at the midpoint of the guided ranges.

For full-year 2022, Vimeo expects:

•GAAP Operating loss between $93.2 million and $98.2 million.

•Adjusted EBITDA loss between $25.0 million and $30.0 million.

Vimeo expects to release its April 2022 monthly metrics on Monday, May 16, 2022 after the market closes.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

VIDEO CONFERENCE CALL

Vimeo will live stream a video conference to answer questions regarding its first quarter results on Thursday, May 5, 2022, at 8:30 a.m. Eastern Time. This live stream will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Vimeo’s business. The live stream will be open to the public at https://www.vimeo.com/investors.

DILUTIVE SECURITIES

Vimeo has various dilutive securities. The table below details these securities as well as estimated dilution at various stock prices (shares in millions; rounding differences may occur).

	Shares	Avg. Exercise Price	As of 4/29/2022	Dilution at:

Share Price			$10.19	$10.00	$12.00	$14.00	$16.00

Common Stock Outstanding as of 4/29/2022	166.3		166.3	166.3	166.3	166.3	166.3

SARs and Stock Options	16.7	$6.09	5.4	5.3	6.7	7.8	8.5
RSUs	5.6		4.8	4.8	4.8	4.8	4.8
Total Estimated Dilution			10.2	10.0	11.5	12.5	13.3
% Dilution			6.1%	6.0%	6.9%	7.5%	8.0%
Total Estimated Diluted Shares Outstanding			176.5	176.3	177.8	178.8	179.6

The dilutive securities presentation is calculated using the methods and assumptions described below, which are different than those prescribed by GAAP.

The Company currently settles all equity awards on a gross basis; therefore, the estimated dilutive effect is calculated as the number of shares expected to be issued upon vesting or exercise, adjusted for (i) the estimated income tax benefit from the tax deduction received upon the vesting or exercise of awards held in the U.S., as such tax benefit is assumed to be used to repurchase shares of Vimeo common stock and (ii) in the case of stock options, the strike price proceeds that are received by the Company and assumed to be used to repurchase shares of Vimeo common stock. The number of shares required to settle stock appreciation rights will be impacted by movement in the stock price of Vimeo.

GAAP FINANCIAL STATEMENTS
VIMEO, INC. CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands except per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$108,354	$89,422
Cost of revenue (exclusive of depreciation shown separately below)	26,756	24,956
Gross profit	81,598	64,466
Operating expenses:
Research and development expense	34,418	21,475
Sales and marketing expense	43,156	32,069
General and administrative expense	28,612	14,518
Depreciation	376	115
Amortization of intangibles	1,291	1,887
Total operating expenses	107,853	70,064
Operating loss	(26,255)	(5,598)
Interest expense	(121)	(64)
Interest expense–related party	—	(726)
Other income, net	341	10,086
(Loss) earnings before income taxes	(26,035)	3,698
Income tax provision	(523)	(385)
Net (loss) earnings	$(26,558)	$3,313

Per share information:
Basic (loss) earnings per share	$(0.16)	$0.02
Diluted (loss) earnings per share	$(0.16)	$0.02
Weighted average shares outstanding used in the computation of net (loss) earnings per share (a):
Basic	161,312	159,381
Diluted	161,312	159,381

Stock-based compensation expense by function:
Cost of revenue	$164	$20
Research and development expense	4,699	1,720
Sales and marketing expense	932	322
General and administrative expense	8,398	2,850
Total stock-based compensation expense	$14,193	$4,912
(a)    Weighted average basic and diluted shares outstanding for the three months ended March 31, 2021 reflect Vimeo's outstanding shares immediately after the completion of Vimeo's separation from the remaining businesses of IAC/InterActiveCorp. Approximately 4.9 million common shares outstanding have been excluded from the computation of shares outstanding for EPS purposes because they are subject to satisfaction of certain vesting conditions that can be found in our filings. For additional information on the separation, see the Form 10-K of Vimeo, Inc. filed with the SEC on March 1, 2022.

VIMEO, INC. CONSOLIDATED BALANCE SHEET
($ in thousands)
	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$291,100	$321,900
Accounts receivable, net	34,638	29,451
Prepaid expenses and other current assets	16,626	18,811
Total current assets	342,364	370,162

Leasehold improvements and equipment, net	2,973	2,868
Goodwill	245,048	242,586
Intangible assets with definite lives, net	9,277	11,008
Other non-current assets	22,484	22,737
TOTAL ASSETS	$622,146	$649,361

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Accounts payable, trade	$15,482	$17,501
Deferred revenue	171,749	173,167
Accrued expenses and other current liabilities	65,499	67,385
Total current liabilities	252,730	258,053

Other long-term liabilities	11,368	20,713

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Common stock	1,569	1,567
Class B common stock	94	94
Preferred stock	—	—
Additional paid-in-capital	718,951	704,796
Accumulated deficit	(362,334)	(335,776)
Accumulated other comprehensive loss	(232)	(86)
Total shareholders' equity	358,048	370,595
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$622,146	$649,361

VIMEO, INC. CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net (loss) earnings	$(26,558)	$3,313
Adjustments to reconcile net (loss) earnings to net cash used in operating activities:
Stock-based compensation expense	14,193	4,912
Amortization of intangibles	1,291	1,887
Depreciation	376	115
Provision for credit losses	3,123	82
Gain on the sale of an asset	—	(10,217)
Non-cash lease expense	1,771	170
Other adjustments, net	16	231
Changes in assets and liabilities:
Accounts receivable	(8,686)	(2,278)
Prepaid expenses and other assets	338	(1,999)
Accounts payable and other liabilities	(11,507)	(7,519)
Deferred revenue	(1,110)	11,281
Net cash used in operating activities	(26,753)	(22)
Cash flows from investing activities:
Acquisitions, net of cash acquired	21	—
Capital expenditures	(515)	(135)
Proceeds from the sale of an asset	1,611	7,768
Net cash provided by investing activities	1,117	7,633
Cash flows from financing activities:
Proceeds from sale of common stock, net of fees	—	299,750
Principal payments on related-party debt	—	(94,565)
Deferred financing costs	—	(1,440)
Withholding taxes paid related to equity awards	(5,137)	(4,733)
Proceeds from exercise of stock options	18	—
Net cash (used in) provided by financing activities	(5,119)	199,012
Total cash (used) provided	(30,755)	206,623
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(125)	(132)
Net (decrease) increase in cash and cash equivalents and restricted cash	(30,880)	206,491
Cash and cash equivalents and restricted cash at beginning of period	322,345	110,037
Cash and cash equivalents and restricted cash at end of period	$291,465	$316,528

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions; rounding differences may occur)

	Three Months Ended March 31,
	2022	2021
Reconciliation of non-GAAP gross profit:
GAAP Gross profit	$81.6	$64.5
% of Revenue	75%	72%
Add back: Stock-based compensation expense	0.2	—
Non-GAAP Gross Profit	$81.8	$64.5
% of Revenue	75%	72%

Reconciliation of non-GAAP operating expenses:
GAAP Research and development expense	$34.4	$21.5
% of Revenue	32%	24%
Less: Stock-based compensation expense	4.7	1.7
Non-GAAP Research and development expense	$29.7	$19.8
% of Revenue	27%	22%

GAAP Sales and marketing expense	$43.2	$32.1
% of Revenue	40%	36%
Less: Stock-based compensation expense	0.9	0.3
Non-GAAP Sales and marketing expense	$42.2	$31.7
% of Revenue	39%	36%

GAAP General and administrative expense	$28.6	$14.5
% of Revenue	26%	16%
Less: Stock-based compensation expense	8.4	2.9
Non-GAAP General and administrative expense	$20.2	$11.7
% of Revenue	19%	13%

Reconciliation of net (loss) earnings to Adjusted EBITDA:
Net (loss) earnings	$(26.6)	$3.3
Add back:
Income tax provision	0.5	0.4
Other income, net	(0.3)	(10.1)
Interest expense–related party	—	0.7
Interest expense	0.1	0.1
Operating loss	(26.3)	(5.6)
% of Revenue	(24)%	(6)%
Add back:
Stock-based compensation expense	14.2	4.9
Depreciation	0.4	0.1
Amortization of intangibles	1.3	1.9
Adjusted EBITDA	$(10.4)	$1.3
% of Revenue	(10)%	1%

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions except per share data; shares in thousands; rounding differences may occur)

	Three Months Ended March 31,
	2022	2021
Reconciliation of net (loss) earnings to Adjusted Net (Loss) Income:
Net (loss) earnings	$(26.6)	$3.3
% of Revenue	(25)%	4%
Add back:
Stock-based compensation expense	14.2	4.9
Depreciation	0.4	0.1
Amortization of intangibles	1.3	1.9
Income tax effects related to non-GAAP adjustments	—	—
Adjusted Net (Loss) Income	$(10.7)	$10.2
% of Revenue	(10)%	11%

Reconciliation of diluted (loss) earnings per share to Adjusted EPS:
Diluted (loss) earnings per share	$(0.16)	$0.02
Add back:
Stock-based compensation expense	0.09	0.03
Depreciation	—	—
Amortization of intangibles	0.01	0.01
Income tax effects related to non-GAAP adjustments	—	—
Adjusted EPS	$(0.07)	$0.06
Weighted average diluted shares	161,312	159,381

Computation of Free Cash Flow:
Net cash used in operating activities	$(26.8)	$—
Less: Capital expenditures	(0.5)	(0.1)
Free Cash Flow	$(27.3)	$(0.2)

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL OUTLOOK

($ in millions; rounding differences may occur)

	Three Months Ended June 30, 2022			Twelve Months Ended December 31, 2022
Operating loss to Adjusted EBITDA range:
Operating loss	$(29.2)	—	$(31.2)	$(93.2)	—	$(98.2)
Add back:
Stock-based compensation expense	16.5		16.5	61.4		61.4
Depreciation	0.4		0.4	1.7		1.7
Amortization of intangibles	1.3		1.3	5.1		5.1
Adjusted EBITDA	$(11.0)	—	$(13.0)	$(25.0)	—	$(30.0)

Three Months Ended June 30, 2022
Operating loss margin to Adjusted EBITDA margin midpoint:
Operating loss margin	(28)%
Add back:
Stock-based compensation expense margin	15%
Depreciation margin	—%
Amortization of intangibles margin	1%
Adjusted EBITDA margin	(11)%

PRINCIPLES OF FINANCIAL REPORTING

We have provided in this press release certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP gross profit, non-GAAP operating expenses, Adjusted net income (loss), Adjusted EPS and free cash flow, to supplement our financial information presented in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. However, our presentation of these non-GAAP financial measures may differ from the presentation of similarly titled measures by other companies. Adjusted EBITDA is the metric on which our internal budgets are based and also the metric by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We endeavor to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. We encourage investors to examine the reconciling adjustments between the GAAP and corresponding non-GAAP measure.

From time to time, we provide forward-looking outlook information, including for Adjusted EBITDA, Adjusted EBITDA margin and free cash flow. Adjusted EBITDA, Adjusted EBITDA margin and free cash flow used in our outlook will differ from net earnings (loss) and operating income (loss), operating income (loss) margin, and net cash provided by operating activities, respectively, in ways similar to the reconciliations provided above and the definitions of Adjusted EBITDA, Adjusted EBITDA margin and free cash flow provided below.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") is defined as operating loss excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets, (ii) impairments of goodwill and intangible assets, if applicable, and (iii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items ("Adjusted EBITDA Non-GAAP Adjustments") are excluded from our Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue.

Non-GAAP gross profit excludes stock-based compensation expense included in Cost of revenue.

Non-GAAP operating expenses include Non-GAAP Research and development expense, Non-GAAP Sales and marketing expense, and Non-GAAP General and administrative expense. These Non-GAAP operating expenses exclude stock-based compensation expense included in their respective expense items.

Adjusted Net Income (Loss) and Adjusted EPS exclude the Adjusted EBITDA Non-GAAP Adjustments, as well as the related income tax effects. Adjusted EPS is calculated by dividing Adjusted Net Income (Loss) by the Diluted weighted average shares outstanding used in the computation of net earnings (loss) per share.

Free Cash Flow is defined as net cash used in operating activities less cash used for capital expenditures. We believe Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.

Non-Cash Expenses That Are Excluded From Non-GAAP Measures

Stock-based compensation expense consists of expense associated with the grants of Vimeo stock-based awards. These expenses are not paid in cash and we view the economic costs of stock-based awards to be the dilution to our share base. We also consider the dilutive impact of stock-based awards in GAAP diluted earnings per share, to the extent such impact is dilutive. Stock-based awards are generally settled on a gross basis in shares of Vimeo common stock such that individual award holders will pay their withholding tax obligation, generally by selling shares of Vimeo common stock (including a portion of the shares received in connection with the applicable exercise).

Depreciation is a non-cash expense relating to our leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer relationships, technology and trade names, are valued and amortized over their estimated lives. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value. These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or the ongoing cost of doing business.

Metric Definitions

Gross Margin – Revenue less cost of revenue, divided by revenue.

Subscribers – The number of users who have an active subscription to one of Vimeo’s paid plans measured at the end of the relevant period. Vimeo counts each account with a subscription plan as a subscriber. In the case of Sales-Assisted Customers who maintain multiple accounts across Vimeo’s platforms as part of a single Sales-Assisted subscription plan, Vimeo counts only one subscriber. Vimeo does not count team members who have access to a subscriber’s account as additional subscribers.

Average Subscribers – The sum of the number of Subscribers at the beginning and at the end of the relevant measurement period divided by two.

Average Revenue per User (“ARPU”) – The annualized revenue for the relevant period divided by Average Subscribers. For periods that are less than a full year, annualized revenue is calculated by dividing the revenue for that particular period by the number of calendar days in the period and multiplying this value by the number of days in that year.

Sales-Assisted Customers – Subscribers who purchase plans through contact with our sales force.

OTHER INFORMATION

Cautionary Statement Regarding Forward-Looking Information

This press release and the Vimeo livestream which will be held at 8:30 a.m. Eastern Time on May 5, 2022, contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "will," "may," "could," "should," "would," "anticipates," "estimates," "expects," "plans," "projects," "forecasts," "intends," "targets," "seeks" and "believes," as well as variations of these words or comparable words, among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to Vimeo's expectations regarding future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, including statements attributable to our interim Chief Executive Officer. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions. Actual results could differ materially from those contained in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the risks that the anticipated benefits from the separation will not be realized, changes in the regulatory landscape, including, in particular, changes in laws that might increase the liability of online intermediaries for user-generated content, reputational damage caused by problematic user content or our decisions to remove (or not remove) it; changes in policies implemented by third party platforms upon which we rely for traffic and distribution of mobile apps, increased competition in the online video category, our ability to convert visitors into uploaders and uploaders into paying subscribers, our ability to retain paying subscribers by maintaining and improving our value proposition, our ability to provide video storage and streaming in a cost-effective manner, our ability to successfully attract Sales-Assisted Customers, our ability to protect sensitive data from unauthorized access, the integrity, quality, scalability and redundancy of our systems, technology and infrastructure (and those of third parties with which we do business), our ability to successfully operate in and expand into additional international markets, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, foreign exchange currency rate fluctuations, the impact of the COVID-19 pandemic on our business, adverse changes in economic conditions, the possibility that our historical consolidated and combined results may not be indicative of our future results and the other factors set forth in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission ("SEC") on March 1, 2022 as they may be updated by our periodic reports subsequently filed with the SEC. Other unknown or unpredictable factors that could also adversely affect Vimeo’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Vimeo’s management as of the date of this communication. Vimeo does not undertake to update these forward-looking statements.

About Vimeo

Vimeo is the world's leading all-in-one video software solution. Our platform enables any professional, team, and organization to unlock the power of video to create, collaborate and communicate. We proudly serve our growing community of over 230 million users — from creatives to entrepreneurs to the world's largest companies. Learn more at www.vimeo.com.

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